Exhitit 23.2

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements
No. 333-132697 and No. 333-110888 on Form S-8, of our report dated April 13, 2005, relating to the financial statements of Oak Ridge Micro-Energy, Inc. for the year ended December 31, 2004 which also appear in the Annual Report on Form 10-KSB for the year ended December 31, 2005.


/s/ Madsen & Associates CPA's, Inc.
Madsen & Associates CPA's, Inc.
Salt Lake City, Utah
March 30, 2006